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                                  Exhibit 23.2

                   CONSENT OF AUSTIN FINANCIAL SERVICES, INC.

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                  CONSENT OF AUSTIN FINANCIAL SERVICES, INC.
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We hereby consent to the use of our firm's name in the Form S-4 Registration
Statement of Farmers National Banc Corp. relating to the registration of shares of Farmers National Banc Corp. common stock to be issued in connection with the proposed acquisition of Security Financial Corp. We also consent to the inclusion of our opinion letter as Annex C to the proxy statement-prospectus included as part of the Form S-4 Registration Statement, and to the references to our opinion included in the proxy statement-prospectus.




/s/ Austin Financial Services, Inc.
September 15, 2000